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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 16, 1998

                             AFP Imaging Corporation
             (Exact name of registrant as specified in its charter)

              New York
----------------------------   ------------------------        -------------
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
    of Incorporation)                                           Ident. No.)

               250 Clearbrook Road, Elmsford, New York      10523
               -----------------------------------------------------
               (Address of Principal Executive Offices)   (Zip Code)

                                 (914) 592-6100
               --------------------------------------------------
               Registrant's telephone number, including area code

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Item 5.  Other Events.

         Robert Rosen resigned his directorship of the Company effective October 16, 1998 and agreed to continue as a consultant as described below. The Company and Mr. Rosen amended the terms of Mr. Rosen's existing consulting agreement and modified his existing stock option agreement. The term of the consulting agreement dated September 19, 1997, which became effective upon Mr. Rosen's resignation as a director, was increased from one year to three years with an increase in the aggregate cash compensation payable thereunder from $200,000 to $300,000. The option agreement was modified by increasing the term from three years to four years, the number of shares underlying the option from 150,000 to 300,000 common shares, and reducing the exercise price from $2.636545 to $0.75 per share. Additionally, the Company and Mr. Rosen agreed, among other things, to covenants with respect to confidentiality and certain restrictions on stock repurchases by Mr. Rosen. On October 19, 1998, the Company repurchased 496,895 shares of the Company's common stock owned by Robert Rosen for an aggregate consideration of $372,671.75 or $0.75 per share (equal to the closing price of the Company's common stock on the NASDAQ SmallCap Market at the date the parties agreed in principle to the transaction).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements.

                  None.

         (b)      Pro Forma Financial Information.

                  None

         (c)      Exhibits.

                  4.1(a)  Stock Option Agreement
                     (b) Consulting Agreement
                     (c)  Settlement and Standstill Agreement


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                         AFP IMAGING CORPORATION

                                                           (Registrant)

Date: October 28, 1998                                   /s/ Donald Rabinovitch
                                                         ----------------------
                                                         Donald Rabinovitch,
                                                         President

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                                  EXHIBIT INDEX

Exhibit No.       Description

                  4.1(a)  Stock Option Agreement
                     (b) Consulting Agreement
                     (c)  Settlement and Standstill Agreement


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